EXHIBIT 10.12

SUMMARY OF DIRECTOR COMPENSATION ARRANGEMENTS

Independent non-employee directors of Alexandria Real Estate Equities, Inc. (the “Company”) will receive the following compensation in 2010:

•                  An annual retainer fee of $100,000;

•                  The committee chairpersons will receive additional annual fees as follows:

Lead Independent Director	$35,000
Audit Committee Chairperson	$30,000
Compensation Committee Chairperson	$20,000
Nominating & Governance Committee Chairperson	$15,000

•                  The committee members, other than the chairpersons, will receive additional annual fees as follows:

Audit Committee	$12,000
Compensation Committee	$8,000
Nominating & Governance Committee	$6,000
Pricing Committee	$6,000

•                  Reimbursement of out-of-pocket expenses incurred to attend such meetings;

•                  A restricted stock grant of 1,574 shares of common stock on January 4, 2010 under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, such shares vesting as follows: 394 shares on January 4, 2010, 394 shares on January 4, 2011, 393 shares on January 4, 2012 and 393 shares on January 1, 2013.

The Company’s independent non-employee directors may elect to defer all or any portion of the fees above in accordance with the Company’s deferred compensation plan for its directors.

Directors who are also employees of the Company will not receive any compensation for their services as directors of the Company.